United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 1.02 of this Current Report on Form 8-K (the “Report”) with respect to the termination of the Employment Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 31, 2023, Clarus Corporation (the “Company”) and John Walbrecht, the Company’s President, mutually agreed to terminate Mr. Walbrecht’s employment with the Company pursuant to the Employment Agreement dated as of January 1, 2021 (the “Employment Agreement”), between the Company and Mr. Walbrecht and entered into a Separation Agreement and General Release dated as of March 31, 2023 (the “Separation Agreement”).

The Separation Agreement provides for a general release of the Company by Mr. Walbrecht and contains confidentiality, non-solicitation and non-disparagement covenants as well as Mr. Walbrecht’s agreement to not compete with the Company or its subsidiaries for a period of one year.

Pursuant to the terms of the Separation Agreement, the Company has agreed to (i) accelerate the vesting of 37,500 restricted shares of the Company’s common stock that remains subject to vesting pursuant to the terms of a Stock Award Agreement dated January 7, 2019, between the Company and Mr. Walbrecht, of which 37,500 restricted shares are scheduled to vest on January 28, 2024; and (ii) extend the period of time in which Mr. Walbrecht has to exercise 500,000 vested stock options to purchase shares of the Company’s common stock at an exercise price of $6.80 per share and 266,667 vested stock options to purchase shares of the Company’s common stock at an exercise price of $15.15 per share, that were previously granted under the Company’s 2015 Stock Incentive Plan from no later than 90 days after March 31, 2023 to no later than 180 days after March 31, 2023.

Mr. Walbrecht has the right under applicable law to revoke his entering into the Separation Agreement during the seven-day period following his signing thereof.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is included as Exhibit 10.1, to this Report and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       The disclosure set forth in Item 1.02 of this Report with respect to Mr. Walbrecht is incorporated into this Item 5.02 by reference. The Company does not anticipate filling the role of President of the Company at this time.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits. The following Exhibits are filed herewith as a part of this Report:

Exhibit	Description

10.1	Separation Agreement, dated as of March 31, 2023, between Clarus Corporation and John Walbrecht.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2023

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name: Michael J. Yates
Title: Chief Financial Officer